Exhibit 99.1

QUARTERLY REPORT for the period ended 30 September 2015

FINANCIAL HIGHLIGHTS

-	Average production for the quarter ended 30 September 2015 was 851 barrels of oil equivalent per day compared to 481 BOEPD for the quarter ended 30 September 2014.

-	Production for the quarter ended 30 September 2015 was 72% higher at 76,649 BOE compared to 43,362 BOE for the quarter ended 30 September 2014.

-	Estimated oil and gas revenue was US$2.6 million for the quarter (there is generally a two to three month delay between production and the receipt of funds).

-	The Company’s G&A cost was reduced to US$1.0 million expensed for the three months to 30 September 2015, from US$1.2 million for the prior corresponding period in 2014.

-	Lease operating, exploration, valuation of derivatives and administration expense for the quarter was US$2.4 million compared to US$3.4 million for the three months ended 30 June 2015.

-	The closing cash balance for the quarter is US$2.1 million.

OPERATIONAL HIGHLIGHTS

-	The North Stockyard field is currently on full production, with all 23 wells on stream.

-	In the Hawk Springs project in Wyoming, flow testing in the Permian Hartville 9500’ sand on the Bluff #1-11 well has concluded. The well produced 1.2 BCF of gas and is now shut-in for pressure build-up monitoring.

-	A plunger-lift system was installed on the Spirit of America #1-29 well, in the Hawk Springs project in Goshen County, Wyoming to effectively move the head of fluid off of the Muddy Formation to enhance potential production.

-	In the South Prairie project in Ward County, North Dakota, the Badger #1 well was drilled to a depth of 4,900’ to test a 4-way structural closure in the Mission Canyon Formation. The decision was made to plug and abandon the well due to a lack of oil shows and high water saturations.

-	Surveying for a new 3-D seismic survey in the Cane Creek project, Grand & San Juan Counties, Utah has been completed.

PRODUCTION

Production for the September 2015 quarter decreased from the June 2015 quarter as a result of the natural decline expected from wells in Samson’s project area.

Prior 12 month production by quarter

	Q4 2014	Q1 2015	Q2 2015	Q3 2015
OIL, BO	43,932	63,612	87,684	60,723
GAS, MCF	44,749	76,455	59,020	95,559
BOE	51,390	76,355	97,520	76,649
BOEPD	571	848	1,083	851

Samson Oil & Gas Limited	Samson Oil & Gas USA
Level 16, AMP Building, 140 St Georges Terrace, Perth WA 6000	1131, 17th Street, Suite 710, Denver Colorado 80202
T: +618 9220 9830 F: +618 9220 9820 ABN: 25 009 069 005 ASX: SSN	T: +1 303 295 0344 F: +1 303 295 1961 NYSE: SSN

SAMSON OIL & GAS LIMITED

September 2015 Quarterly Report

Current quarter production by month

	July	August	September
OIL, BO	21,376	20,425	18,922
GAS, MCF	29,331	33,263	32,965
BOE	26,265	25,969	24,416
BOEPD	1,082	1,118	1,012

Note:

Production information (volumes and prices) may differ from previously advised information as there is generally a two to three month lag between production and receipt of sales and cash from the field operators.  Prior to receiving the final sales information, production is estimated from information provided by the operator and in some instances, third parties.

Estimated net production and revenue:

	OIL Bbls	OIL US$	GAS Mscf	GAS US$	TOTAL US$
June 2015 Quarter	87,320	4,291,858	60,769	160,823	4,452,681
September 2015 Quarter	60,723	2,390,829	95,559	192,308	2,583,137

Average commodity prices:

	GAS US$/Mscf	OIL US$/Bbl
June 2015 Quarter	$2.64	$49.15
September 2015 Quarter	$2.01	$39.37

In some cases revenue is yet to be received and is therefore an estimate.

LAND

PROJECT	BASIN	STATE	COUNTY	NET ACRES
Hawk Springs	DJ	Wyoming	Goshen	16,016
Roosevelt	Williston	Montana	Roosevelt	18,073
North Stockyard	Williston	North Dakota	Williams	531
Rainbow	Williston	North Dakota	Williams	950
South Prairie	Williston	North Dakota	Renville	6,512
State GC	Delaware	New Mexico	Lea	130

PROJECTS

Hawk Springs Project, Goshen County, Wyoming

Permo-Penn Project, Northern D-J Basin

Samson currently has a 37.5% Working Interest

Samson concluded its extended flow test on the Bluff #1-11 well. The Permian Hartville sand (from 7738’-7756’) produced 1.2 BCF of nitrogen gas during a 100 day flow test. The goals of the test were to determine the reservoir drive mechanism and the type of fluid (oil or water, which was identified from the pressure transient analysis and seismic inversion data) beneath the nitrogen gas cap. From the pressure transient analysis data, it has been forecasted that it would likely take approximately 18 months before the water or oil leg could be seen at the wellbore. The gas/fluid contact moved 180 feet over the 100 day flow test period and would likely need to move an additional 420 feet to reach the wellbore. Following the results of this test, Samson has decided to shut the well in for 4 months in order to monitor the pressure build-up. This will hopefully help to determine if there is any continuing fluid movement in the reservoir. If the pressure builds back up to the original bottom hole pressure, Samson may be able to determine that the drive mechanism is an active water drive at which point it may be worth opening the well up again to flow and potentially identify an oil leg. If the bottom hole reservoir pressures remain low after the build-up, the Permian Hartville zone will be abandoned and additional recompletions will occur in the uphole zones where other hydrocarbon shows were observed. The final evaluation of the pressure build-up is expected to be completed during the first quarter of calendar 2016.

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SAMSON OIL & GAS LIMITED

September 2015 Quarterly Report

Spirit of America US34 #1-29 well

Samson 100% Working Interest

In an effort to establish continuous production from the Muddy Formation, the tubing in the SOA 1-29 well was perforated 120 feet above the packer on September 18, 2015 to establish tubing & casing annulus communication. Two feet of perforations (7650-7652’) were shot with 4 shots per foot (8 shots fired in all). The well is currently waiting on a swabbing unit to remove a full column of fluid out of the wellbore to allow the well to flow freely. After the swabbing is completed, a plunger lift system will then be used to continuously lift fluid from the wellbore.

This well was completed and fracked with 107,268 pounds of proppant in December of 2011. The well was flowed for 4 days after the frack and only recovered half of the load water with no oil. The well has sat shut-in for the last 4 years and was opened up this summer flowing at a rate of around 275 Mcf/d with a few barrels of 56.7 degree API oil produced. The presence of hydrocarbons here means the entire Muddy channel could be filled with hydrocarbons because the SOA 1-29 well was drilled at the structurally lowest point within the Muddy channel system. This is the same zone that produced over a half-million barrels of oil in Torrington Field a township over to the east.

Rainbow Field, Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Gladys 1-20H

Samson 23% and 52% Working Interest

During the quarter the Gladys 1-20H well produced 17,594 barrels of oil (gross) which was almost the same as the production from the previous quarter. This well is the first in the Rainbow project, which is expected to support a drilling program of up to 14 wells, comprised of 8 wells in the middle Bakken and 6 in the Three Forks.

South Prairie Project, North Dakota

Mississippian Mission Canyon Formation, Williston Basin

Badger #1 well (Formerly known as the Birch Prospect )Samson 25% Working Interest

Samson participated in its proportionate 25% working interest in the drilling of the Badger #1 well in Section 29 of Township 157N, Range 81W in Ward County, North Dakota. The well was drilled to a depth of 4,900 feet in 7 days for the total cost of approximately $400,000 (SSN’s share is approximately $90,000). The prospect was identified as a 375 acre 4-way structural closure on the South Prairie 3-D seismic survey. Approximately 30 feet of structural closure relief was interpreted. The targeted porosity zone of the Mississippian Mission Canyon Formation was found at a depth of 4,774’ MD, which was 55 feet structurally high to the offsetting Anschutz Helseth #1 well and 36 feet high to the offsetting Apache Corporation’s Ward Estate #1-29 well proving the existence of the 4-way structural closure. However, low resistivity readings (averaging 2 ohm’s), a lack of oil shows, and calculated high water saturations (>80%) indicate the targeted reservoir is non-productive. Therefore, the decision was made to plug and abandon the well.

Cane Creek Project, Grand & San Juan Counties, Utah

Pennsylvanian Paradox Formation, Paradox Basin

Samson 100% Working Interest

On November 5, 2014, Samson entered into an Other Business Arrangement (“OBA”) with the Utah School and Institutional Trust Lands Administration (“SITLA”) covering approximately 8,080 gross/net acres located in Grand and San Juan Counties, Utah, all of which are administered by SITLA. Samson was granted an option period for two years in order to enter into a Multiple Mineral Development Agreement (“MMDA”) with another company who hold leases to extract potash in an acreage position situated within our project area. Upon entering into the MMDA, SITLA is obligated to deliver oil and gas leases covering our project area at cost of $75 per acre to Samson.

This acreage is located in the heart of the Cane Creek Clastic Play of the Paradox Formation along the Cane Creek anticline. The primary drilling objective is the overpressured and oil saturated Cane Creek Clastic interval. Keys to the play to date include positioning along the axis of the Cane Creek anticline and exposure to open natural fractures. The 3-D seismic is currently being designed to image these natural fractures. The seismic shoot was surveyed and permitted this past summer. This project displays very robust economics in a low priced oil environment using the evidence obtained from a nearby competitor well that has produced 802,967 BO in just over two years and has an EUR of 1.2 million barrels of oil. Initial production rates are around 1,500 BOPD and decline rates are very modest.

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SAMSON OIL & GAS LIMITED

September 2015 Quarterly Report

LIQUIDITY

Sources of cash for the next quarter are as follows:

US$(’000’s)
Current cash on hand	2,100
Cash receipts from September quarter oil and gas sales	1,800
Undrawn credit facility	300
Fair market value – hedging	600
TOTAL	4,800

* Estimate based on realized September quarter production and $38 oil price (indicative of current Bakken oil pricing), allowing for a two month delay between production and cash receipt

FINANCIAL

Cash Distribution

Bank of the West (Samson’s trading bank) US$1,757,980

Bank of New York Mellon US$17,946

Mutual of Omaha US$121,210

National Australia Bank A$310,299

Foreign Exchange Rates

The closing A$:US$ exchange rate on 30 September 2015 was $0.7010 The average A$:US$ exchange rate for the quarter was $0.7258.

The Company’s cash position at 30 September 2015 was as follows:

US$(‘000’s)
Cash at bank on deposit	2,114

Hedging

Samson has the following hedging in place with respect to WTI pricing:

Calendar Year	Volume-BBLS	Floor	Ceiling
2016	2,788	85.00	89.85

Calendar Year	Volume-BBLS	Ceiling	Sub floor	Floor
2015	27,600	70.25	32.50	45.00
2016	36,600	-	67.50	82.50
2016	27,450	80.00	55.00	40.00

As at 30 September 2015, the value of Samson’s hedging program was $0.6 million. At 23 October 2015 the value of Samson’s hedging program was $0.6 million

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SAMSON OIL & GAS LIMITED

September 2015 Quarterly Report

For and on behalf of the Board of	For further information please contact
SAMSON OIL & GAS LIMITED	Denis Rakich, Company Secretary, on 08 9220 9882

TERRY BARR Managing Director 30 October 2015	Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

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SAMSON OIL & GAS LIMITED

September 2015 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	30 September 2015

Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter $US’000	Year to date (3.months) $US’000
1.1	Receipts from product sales and related debtors	4,233	4,233
1.2	Payments for (a) exploration & evaluation (b) development (c) production (d) administration	(109) (1,081) (1,449) (1,191)	(109) (1,081) (1,449) (1,191)
1.3	Dividends received
1.4	Interest and other items of a similar nature received	1	1
1.5	Interest and other costs of finance paid	(205)	(205)
1.6	Income tax(payment) refund	-	-
1.7	Other (provide details if material) Costs to abandon old wells Receipts from derivative instruments (hedges)	(98) 20	(98) 20
	Net Operating Cash Flows	121	121
	Cash flows related to investing activities
1.8	Payment for purchases of: (a) prospects (b) equity investments (c) other fixed assets	-	-
1.9	Proceeds from sale of: (a) prospects (b) equity investments (c) other fixed assets	- - -	- - -
1.10	Loans to other entities
1.11	Loans repaid by other entities
1.12	Other (provide details if material)
	Net investing cash flows	-	-
1.13	Total operating and investing cash flows	121	121
	Cash flows related to financing activities
1.14	Proceeds from issues of shares, options, etc.	1	1
1.15	Proceeds from sale of forfeited shares
1.16	Proceeds from borrowings	-	-
1.17	Repayment of borrowings	-	-
1.18	Dividends paid
1.19	Other (provide details if material)	-	-
	Net financing cash flows	-	-
	Net increase (decrease) in cash held	122	122
1.20	Cash at beginning of quarter/year to date	2,062	2,062
1.21	Exchange rate adjustments to item 1.20	(70)	(70)
1.22	Cash at end of quarter	2,114	2,114

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SAMSON OIL & GAS LIMITED

September 2015 Quarterly Report

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US'000
1.23	Aggregate amount of payments to the parties included in item 1.2	201
1.24	Aggregate amount of loans to the parties included in item 1.10	-
1.25	Explanation necessary for an understanding of the transactions
	Monies paid to Directors for salary and fees

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in projects in which the reporting entity has an interest

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	19,000	18,699
3.2	Credit standby arrangements	-	-

*In January 2014 a reserve based debt facility was entered into for $25 million. The current borrowing base as at 30 September 2015 is $19 million.

Estimated cash outflows for next quarter*

		$US’000
4.1	Exploration and evaluation	50
4.2	Development	50
4.3	Production	1,200
4.4	Administration	1,000
	Total	2,300

* Estimated cash outflows will be funded through cash receipts from oil and gas sales.

SAMSON OIL & GAS LIMITED

September 2015 Quarterly Report

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000
5.1	Cash on hand and at bank	2,144	2,031
5.2	Deposits at call	-	-
5.3	Bank overdraft	-	-
5.4	Other (provide details)	-	-
	Total: cash at end of quarter (item 1.22)	2,144	2,031

Changes in interests in mining tenements

		Tenement reference	Nature of interest (note (2))	Interest at beginning of quarter	Interest at end of quarter
6.1	Interests in mining tenements relinquished, reduced or lapsed
6.2	Interests in mining tenements acquired or increased

Issued and quoted securities at end of current quarter – all reference to option exercise price is in AUSTRALIAN DOLLARS

Description includes rate of interest and any redemption or conversion rights together with prices and dates.

		Total number	Number quoted	Issue price per security (see note 3) (cents)	Amount paid up per security (see note 3) (cents)
7.1	Preference +securities(description)
7.2	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs, redemptions
7.3	+Ordinary securities	2,837,834,301	2,837,834,301
7.4	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs	52,279	52,279	3.8 cents	3.8 cents
7.5	+Convertible debt securities (description)
7.6	Changes during quarter (a) Increases through issues (b) Decreases through securities matured, converted
7.7	Options(description and conversion factor)	4,000,000 229,582,240 4,000,000 87,033,246	- 229,582,240 - -	Exercise price 15.5c 3.8c 3.9c 3.3c	Expiry date 31.10.2015 31.03.2017 30.11.2017 30.04.2018
7.8	Issued during quarter
7.9	Exercised during quarter	52,279	52,279	3.8c	31.03.2017
7.10	Expired during quarter
7.11	Debentures (totals only)
7.12	Unsecured notes (totals only)	NIL	NIL

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SAMSON OIL & GAS LIMITED

September 2015 Quarterly Report

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 5).

2	This statement does give a true and fair view of the matters disclosed.

Sign here:		Date: 30 October 2015
(Company secretary)

Print name:	Denis Rakich

Notes

1	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2	The “Nature of interest” (items 6.1 and 6.2) includes options in respect of interests in mining tenements acquired, exercised or lapsed during the reporting period. If the entity is involved in a joint venture agreement and there are conditions precedent which will change its percentage interest in a mining tenement, it should disclose the change of percentage interest and conditions precedent in the list required for items 6.1 and 6.2.

3	Issued and quoted securities The issue price and amount paid up is not required in items 7.1 and 7.3 for fully paid securities.

4	The definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows applies to this report.

5	Accounting Standards ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

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